EXHIBIT 32.1

UNITED MARITIME GROUP, LLC

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

In connection with the Annual Report of United Maritime Group, LLC (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Green, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

UNITED MARITIME GROUP, LLC

By:	/s/ Steven Green
Steven Green
Chief Executive Officer (duly authorized signatory and principal executive officer of the Company)

Date: March 30, 2012